UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 1, 2004

(Date of earliest event reported)

MARKETWATCH, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50562	27-0064104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

825 Battery Street

San Francisco, California 94111

(Address of principal executive offices including zip code)

(415) 733-0500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01	Entry into a Material Definitive Agreement.

Item 9.01	Financial Statements and Exhibits.

Signatures

Exhibit Index

(c)	Exhibit 10.1 Amendment to Employment Agreement of Kathleen B. Yates, made as of December 1, 2004

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 1, 2004, MarketWatch, Inc. (the “Company”) entered into an Amendment (the “Amendment”) to the original employment agreement of Kathleen B. Yates, the Chief Operating Officer of the Company, dated as of December 1, 2001 (the “Original Employment Agreement”). Pursuant to the Amendment, the Original Employment Agreement, unless earlier terminated, was extended to the earlier to occur of (i) December 1, 2007, or (ii) the effective time, if any, of the consummation of the merger of the Company and a subsidiary of Dow Jones & Company, Inc. pursuant to that certain Agreement and Plan of Merger, dated as of November 14, 2004; provided that certain provisions of the Original Employment Agreement, including the severance provision and the provision relating to Section 280 (described below), would survive the merger. Also pursuant to the Amendment, (a) Ms. Yates’ base salary per year was increased to $315,000, (b) Ms. Yates was granted an option to purchase an additional 25,000 shares of the Company’s common stock at $18.00, which represented the closing selling price per share of the common stock on the Nasdaq National Market on December 3, 2004, the date of the grant, and (c) a new provision was added to Ms. Yates’ employment terms which provides that, in the event that any payment or benefit received by Ms. Yates in connection with her employment with the Company, including any severance payment and stock options, would constitute excess parachute payments under Section 280G of the Internal Revenue Code of 1986 (the “Code”), then Ms Yates’ aggregate payments and benefits would be payable either: (1) in full; or (2) as to such lesser amount which would result in no portion of such severance and other benefits being subject to the excise tax pursuant to Section 4999 of the Code, whichever of the foregoing amounts results in receipt by Ms. Yates on an after-tax basis of the greatest amount of severance and benefits. Unless otherwise amended by the Amendment, all other terms and conditions of the Original Employment Agreement remain in full force and effect.

The foregoing summary of the Amendment is not intended to be a complete description of all of the terms thereof. For further information, please see the copy of the Amendment that is included as Exhibit 10.1 to this report and incorporated herein by reference.

A copy of Ms. Yate’s Original Employment Agreement is on file with the Securities and Exchange Commission as Exhibit No. 10.26 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. The grant of an option to purchase an additional 25,000 shares of the Company’s common stock was made under the Company’s 2004 Stock Incentive Plan, a copy of which of is on file with the Securities and Exchange Commission as Exhibit No. 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. The form of individual stock option agreement typically used in connection with grants under the 2004 Stock Incentive Plan, including Ms. Yate’s grant, was attached as Exhibit 10.3 to the Company’s 8-K filed on September 29, 2004 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description
10.1	Amendment to Employment Agreement of Kathleen B. Yates, made as of December 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKETWATCH, INC.

By:	/s/ Douglas Appleton
Name:	Douglas Appleton
Title:	General Counsel and Secretary

Date: December 7, 2004